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2275 CABOT DRIVE
LISLE, IL  60532-3630
T. 630.588.5000       F. 630.588.5115


[WALLACE LOGO]  WALLACE NEWS RELEASE


FOR IMMEDIATE RELEASE



                     WALLACE ANNOUNCES SETTLEMENT AGREEMENT

Lisle, IL, November 4, 2002 - Wallace (NYSE: WCS) today announced the settlement of a previously disclosed contract dispute with a third party. The settlement, plus other related expenses, is expected to result in a one-time pre-tax charge of approximately $8 million, or slightly less than $5 million after-tax, and will impact the Company's reported financial results for its first fiscal quarter ended October 31, 2002.

ABOUT WALLACE
Wallace (NYSE: WCS) is the recognized leader in delivering a comprehensive suite of world-class print management services through its Total Print Management
(TPM) program. Total Print Management enables Wallace to meet the unique communications challenges of its Fortune 1000 clients through a single-source solution that extends well beyond ink on paper. Offerings include traditional and digital print capabilities, distribution logistics, kitting and fulfillment, digital asset management, inventory management, print optimization, direct marketing and electronic commerce. Founded in 1908, Wallace is headquartered in Lisle, IL, with manufacturing, distribution and sales facilities throughout the United States. For more information, please visit http://www.wallace.com.


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Contact:  Susan H. Fisher
          Vice President - Investor Relations
          (630) 588-6405